     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, PMIS, THE DEPOSITARY, BEACON HILL PARTNERS, INC. OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

                           OFFER TO PURCHASE FOR CASH

                          A MINIMUM OF 100,000 SHARES

                                       OF

                                COMMON STOCK OF

                            LANDMARK FINANCIAL CORP.

                                       AT

                              $25.00 NET PER SHARE

                                       BY

                            INVESTORS & LENDERS, LLC

                                A SUBSIDIARY OF

                   PRIVATE MORTGAGE INVESTMENT SERVICES, INC.

THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 26, 2000, UNLESS THE OFFER IS EXTENDED.

                          LETTER TO CLIENTS OF BROKERS

                                                                    May 10, 2000

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase dated May 10, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by Investors & Lenders, LLC, a New York limited liability company (the "Purchaser") and a subsidiary of Private Mortgage Investment Services, Inc. ("PMIS"), to purchase a minimum of 100,000 shares of common stock, par value $0.10 per share (the "Shares"), of Landmark Financial Corp., a Delaware corporation (the "Bank"), at $25.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     Holders of Shares whose certificates for such Shares ("Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary on or prior to the expiration of the Offer (the "Expiration Date"), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 4 of the Offer to Purchase.

     THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. ACCORDINGLY, WE REQUIRE INSTRUCTIONS AS TO WHETHER YOU WISH TO TENDER ANY OR ALL OF SUCH SHARES HELD BY US FOR YOUR ACCOUNT, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER.

     Please note the following:

          1. The Purchaser is offering to purchase a minimum of 100,000 Shares at $25.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. See
     Section 14 of the Offer to Purchase.

          2. The Offer, the proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on June 26, 2000, unless the Offer is extended.

          3. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with Shares beneficially owned by the Purchaser, represents 65% of the total number of outstanding Shares of Landmark Financial Corp., and certain other conditions to the consummation of the Offer are described in Section 12 of the Offer to Purchase. The Purchaser expressly reserves the right to waive any one or more of the conditions of the Offer.

          4. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

          5. Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Shares or timely confirmation of the book-entry transfer of such Shares, into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in
     Section 4 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) (as described in Section 4 of the Offer to Purchase) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when certificates for, or confirmations of book-entry transfer of, such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to state statute. If the Purchaser becomes aware of any state where the making of the Offer is so prohibited, the Purchaser will make a good faith effort to comply with any such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with any applicable statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such states. In those jurisdictions where the laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                  A MINIMUM OF 100,000 SHARES OF COMMON STOCK
                                       OF
                            LANDMARK FINANCIAL CORP.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 10, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Investors & Lenders, LLC, a New York limited liability company (the "Purchaser") and subsidiary of Private Mortgage Investment Services, Inc., a Delaware corporation ("PMIS"), to purchase a minimum of 100,000 shares of common stock, par value $0.10 per share (the "Shares"), of Landmark Financial Corp., a Delaware corporation, at $25.00 per Share, net to the seller in cash, without interest thereon upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated: ----------------------------------------------       -----------------------------------------------------
                                                                                PRINT ADDRESS
-----------------------------------------------------       -----------------------------------------------------
                                                                       AREA CODE AND TELEPHONE NUMBER
-----------------------------------------------------       -----------------------------------------------------
                     SIGNATURES                                 TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER
-----------------------------------------------------

-----------------------------------------------------
                    PRINT NAME(S)
-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------
Number of Shares to be Tendered*
------------------- Shares

---------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.